Exhibit 99.1

News

Jan. 31, 2025	Analyst Contact:	Megan Patterson
918-561-5325
	Media Contact:	Alicia Buffer
918-861-3749

ONEOK Announces Completion of

Strategic EnLink Midstream Acquisition

Transaction Strengthens ONEOK’s Integrated Value Chain and

Further Diversifies Platform

TULSA, Okla. – Jan. 31, 2025 – ONEOK, Inc. (NYSE: OKE) (ONEOK) today announced that it has completed its acquisition of EnLink Midstream, LLC (EnLink).

EnLink unitholders approved the transaction at a special meeting on Jan. 30, 2025.

“The completion of this acquisition further enhances ONEOK’s integrated midstream business and provides exceptional value to all stakeholders, including EnLink unitholders who we now welcome as ONEOK shareholders,” said Pierce H. Norton II, ONEOK president and chief executive officer.

“We welcome EnLink’s employees to the ONEOK team,” added Norton. “We look forward to the many benefits this acquisition can provide.”

EnLink unitholders, other than ONEOK, received 0.1412 shares of ONEOK common stock for each outstanding EnLink common unit. EnLink common units will no longer be publicly traded on the New York Stock Exchange.

ABOUT ONEOK:

At ONEOK (NYSE: OKE), we deliver energy products and services vital to an advancing world. We are a leading midstream operator that provides gathering, processing, fractionation, transportation and storage services. Through our approximately 60,000-mile pipeline network, we transport the natural gas, natural gas liquids (NGLs), refined products and crude oil that help meet domestic and international energy demand, contribute to energy security and provide safe, reliable and responsible energy solutions needed today and into the future. As one of the largest diversified energy infrastructure companies in North America, ONEOK is delivering energy that makes a difference in the lives of people in the U.S. and around the world.

ONEOK is an S&P 500 company headquartered in Tulsa, Oklahoma.

For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook, X and Instagram.

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ONEOK Announces Completion of Strategic EnLink Midstream Acquisition

Jan. 31, 2025

ABOUT ENLINK MIDSTREAM:

Headquartered in Dallas, EnLink Midstream provides integrated midstream infrastructure services for natural gas, crude oil, and NGLs, as well as CO2 transportation for carbon capture and sequestration (CCS). Our large-scale, cash-flow-generating asset platforms are in premier production basins and core demand centers, including the Permian Basin, Louisiana, Oklahoma, and North Texas. EnLink is focused on maintaining the financial flexibility and operational excellence that enables us to strategically grow and create sustainable value. Visit http://www.EnLink.com to learn how EnLink connects energy to life.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS:

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that ONEOK expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “opportunity,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “target,” “future,” “build,” “focus,” “continue,” “strive,” “allow” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the anticipated benefits of the acquisition. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These include the risk that ONEOK will not be able to successfully integrate EnLink’s business; the risk that cost savings, synergies and growth from the proposed transaction may not be fully realized or may take longer to realize than expected; the risk that the credit ratings following the acquisition may be different from what ONEOK expects; the risk of potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the acquisition the risk that changes in ONEOK’s capital structure could have adverse effects on the market value of its securities; risks related to the ability of the parties to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on each of the companies’ operating results and business generally; the risk that the integration process could distract ONEOK’s management team from ongoing business operations or cause either of the companies to incur substantial costs; risks related to the impact of any economic downturn and any substantial decline in commodity prices; the risk of changes in governmental regulations or enforcement practices, especially with respect to environmental, health and safety matters; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond ONEOK’s control, including those detailed in ONEOK’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are available on ONEOK’s website at www.oneok.com and on the website of the SEC at www.sec.gov, and those detailed in EnLink’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are available on EnLink’s website at www.enlink.com and on the website of the SEC at www.sec.gov. All forward-looking statements are based on assumptions that ONEOK believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, ONEOK undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

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